Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment to Registration Statement on Form S-1/A of our report dated June 22, 2021, relating to the financial statements of Orion Bliss Corp., as of April 30, 2021 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

January 18, 2022